As filed with the Securities and Exchange Commission on December 20, 2010
Registration No. 333-61072

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

International Flavors & Fragrances Inc.
(Exact name of Registrant as specified in its charter)

New York	13-1432060
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

521 West 57th Street, New York, New York	10019
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 765-5500

International Flavors & Fragrances Inc. Deferred Compensation Plan

Dennis M. Meany, Esq.
Senior Vice President, General Counsel and Secretary
International Flavors & Fragrances Inc.
521 West 57th Street
New York, New York 10019
Telephone: (212) 765-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY STATEMENT — DEREGISTRATION OF A PORTION OF SHARES
The Compensation Committee of Board of Directors of International Flavors & Fragrances Inc. (the “Company”) approved an amendment to the Company’s Deferred Compensation Plan (the “Plan”), effective as of February 2, 2010, to decrease the number of shares of Company common stock, par value $0.12 1/2 per share (“Common Stock”), available under the Plan by 3,550,000 shares. Accordingly, the purpose of this Post-Effective Amendment to the Company’s Registration Statement on Form S-8 (Commission File No. 333-61072), which was originally filed on May 16, 2001 (the “Registration Statement”), is to reduce the 4,000,000 shares of Common Stock previously registered for issuance under the Plan pursuant to the Registration Statement by 3,550,000 shares. As a result, the Registration Statement now covers a maximum of 450,000 shares of Common Stock in addition to the deferred compensation obligations previously registered on the Registration Statement.
Except to the extent specified above, the Registration Statement as previously filed is not amended or otherwise affected by this Post-Effective Amendment thereto.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on this 20th day of December, 2010.

INTERNATIONAL FLAVORS & FRAGRANCES INC.
By:	/s/ Dennis M. Meany
Dennis M. Meany
Senior Vice President, General Counsel and Secretary
Pursuant to the requirements of the Securities Act, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas D. Tough Douglas D. Tough	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 20, 2010

/s/ Kevin C. Berryman Kevin C. Berryman	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 20, 2010

/s/ Margaret Hayes Adame* Margaret Hayes Adame	Director	December 20, 2010

/s/ Marcello Bottoli* Marcello Bottoli	Director	December 20, 2010

/s/ Linda B. Buck* Linda B. Buck	Director	December 20, 2010

/s/ J. Michael Cook* J. Michael Cook	Director	December 20, 2010

Signature	Title	Date

/s/ Peter A. Georgescu* Peter A. Georgescu	Director	December 20, 2010

/s/ Roger W. Ferguson, Jr.* Roger W. Ferguson, Jr.	Director	December 20, 2010

/s/ Alexandra A. Herzan* Alexandra A. Herzan	Director	December 20, 2010

/s/ Henry W. Howell, Jr.* Henry W. Howell, Jr.	Director	December 20, 2010

/s/ Katherine M. Hudson* Katherine M. Hudson	Director	December 20, 2010

/s/ Arthur C. Martinez* Arthur C. Martinez	Director	December 20, 2010

*	Signed by Jodie Simon Friedman, as attorney-in-fact on behalf of each person so indicated pursuant to powers of attorney previously filed with the Commission or filed herewith.

By:	/s/ Jodie Simon Friedman
Attorney-in-Fact
Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on December 20, 2010.

By:	/s/ Angelica T. Cantlon
Angelica T. Cantlon
Senior Vice President, Human Resources

List of Exhibits

Exhibit No.	Description
4	Amendment to the International Flavors and Fragrances Inc. Deferred Compensation Plan

24	Powers of Attorney